Exhibit 99.1

Corporate Headquarters

712 Fifth Avenue

New York, NY 10019

877.826.BLUE (2583)

www.bluerockresidential.com

PRESS RELEASE

For Immediate Release

Bluerock Residential Growth REIT (BRG) Files for

Public Offering of up to $150 million of Units of Series B Redeemable
Preferred Stock and Warrants to Purchase Class A Common Stock

New York, NY (December 18, 2015) – Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) (the “Company”) announced today that it has filed a final prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for a public offering of up to 150,000 Units consisting of 150,000 shares of Series B Redeemable Preferred Stock and Warrants to purchase 3,000,000 shares of the Company's Class A common stock, for a gross aggregate offering price of $150 million. The initial Stated Value per share of Series B Redeemable Preferred Stock is $1,000, and the annual dividend yield on the Series B Redeemable Preferred Stock is 6.0% of the Stated Value.

The offering is being made pursuant to the Company’s effective shelf registration statement filed with the SEC, which became effective on December 19, 2014. Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained from the SEC’s website at www.sec.gov or by contacting: Bluerock Capital Markets, LLC, 17900 Skypark Circle, Suite 260, Irvine, California 92614, Attention: Josh Hoffman, or by email at jhoffman@bluerockre.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these shares or any other securities in any state in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any state.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) is a real estate investment trust that focuses on acquiring a diversified portfolio of Class A institutional-quality apartment properties in demographically attractive growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through improvements to operations and properties. The Company generally invests with strategic regional partners, including some of the best-regarded private owner-operators in the United States, enabling the Company to operate as a local sharpshooter in each of its markets while enhancing its off-market sourcing capabilities. The Company’s Class A common stock is included in the Russell 2000 and Russell 3000 Indexes.   The Company has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including, without limitation, with respect to the completion of the proposed public offering on the terms described or at all, and the Company's proposed use of net proceeds. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the preliminary prospectus supplement and accompanying prospectus filed by the Company with the SEC on November 25, 2015, and the documents incorporated therein by reference, and in the Company’s annual and periodic reports and other documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Contact
(Media)
Josh Hoffman
(208) 475.2380
jhoffman@bluerockre.com
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